Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 98 to Registration Statement No. 002-93601 on Form N-1A of our report dated September 14, 2011 relating to the financial statements and financial highlights of Fidelity OTC Portfolio, our reports dated September 16, 2011 relating to the financial statements and financial highlights of Fidelity Blue Chip Growth Fund and Fidelity Series Small Cap Opportunities Fund, and our report dated September 20, 2011 relating to the financial statement and financial highlights of Fidelity Real Estate Income Fund, each a series of Fidelity Securities Fund, appearing in the Annual Report on Form N-CSR of Fidelity Securities Fund for the year ended July 31, 2011, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firms" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

September 27, 2011